UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 8, 2021, Ocean Power Technologies, Inc. (the “Company”), acting pursuant to authorization from its Board of Directors (the “Board”), determined to voluntarily withdraw the listing of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from The Nasdaq Capital Market (“Nasdaq”) and transfer such listing to the NYSE American stock exchange (the “NYSE American”). The Company informed Nasdaq on June 8, 2021 of its intent to transfer the listing of its Common Stock to the NYSE American. The Company expects that listing and trading of its Common Stock on Nasdaq will end at market close on June 17, 2021, and that trading will begin on the NYSE American at market open on June 18, 2021.

The Common Stock has been approved for listing on the NYSE American, where it will continue to trade under the ticker symbol “OPTT”.

Item 7.01 Other Events.

On June 8, 2021, the Company issued a press release regarding the transfer of its listing of Common Stock from Nasdaq to the NYSE American. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Ocean Power Technologies, Inc., dated June 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: June 8, 2021	/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer